UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2018

NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Merger Agreement

On October 31, 2018, Newfield Exploration Company, a Delaware corporation (the “Company” or “Newfield”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Encana Corporation, a Canadian corporation (“Encana”) and Neapolitan Merger Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Encana (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Encana.

The Merger Agreement provides, subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of capital stock, par value $0.01 per share, of Newfield shall automatically be converted into the right to receive 2.6719 common shares, no par value, of Encana, as well as cash in lieu of any fractional shares of Encana that would otherwise have been issued (collectively, the “Merger Consideration”).

The Newfield board of directors has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of Newfield and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) approved the execution and delivery by Newfield of the Merger Agreement, the performance by Newfield of its covenants and agreements contained therein and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions contained therein, (iv) taken all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the General Corporations Law of the State of Delaware and any other applicable law with respect to a “moratorium,” “control share acquisition,” “business combination,” “fair price” or other forms of anti-takeover laws that may purport to be applicable will not apply with respect to or as a result of the entry into the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, (v) directed that the Merger Agreement and the Merger be submitted to the Newfield stockholders for approval of its adoption, who will be asked to vote on the approval of the Merger Agreement at a special stockholders meeting and (vi) resolved to recommend that the Newfield stockholders approve the adoption of the Merger Agreement.

Newfield and Encana intend that, for U.S. federal (and applicable state and local) income tax purposes, the Merger will be treated as a taxable acquisition of Newfield common stock by an indirect subsidiary of Encana.

Treatment of Newfield Equity Awards

The Merger Agreement provides that: (i) all outstanding Newfield restricted stock awards will be cancelled and each holder of Newfield restricted stock awards will be entitled to receive, on a fully vested basis, the Merger Consideration; (ii) all outstanding Newfield restricted stock units will be cancelled and (a) each holder of Newfield restricted stock units that have a cash settlement feature will be entitled to receive, on a fully vested basis, a cash payment of equivalent value to the Merger Consideration, based on the volume weighted averages of the trading price of Encana common shares on each of the five consecutive trading days ending on the trading day that is three trading days prior to the Effective Time (the “Encana Trading Price”) and (b) each holder of Newfield restricted stock units that have a share settlement feature will be entitled to receive, on a fully vested basis, the Merger Consideration; (iii) all outstanding Newfield performance share units will be cancelled and will convert into the right to receive the Merger Consideration, with the performance-based vesting conditions applicable to such Newfield performance stock units deemed achieved based on the determination of the compensation and management committee of the Newfield board of directors, not to exceed 200% per Newfield performance share unit; and (iv) any shares of Newfield notional stock held in connection with Newfield’s Nonqualified Deferred Compensation Plan will convert into the right to receive a cash payment of equivalent value to the Merger Consideration, based on the Encana Trading Price.

Governance

In connection with the Merger, Newfield and Encana have agreed that two members of the Newfield board of directors (the “Newfield Designees”), to be mutually agreed by Newfield and Encana, will be appointed to the Encana board of directors immediately after the Effective Time of the Merger. Additionally, from the closing of the Merger until immediately following the first annual meeting of Encana stockholders that occurs after the Closing, Encana shall take necessary action to cause the Newfield Designees, or individuals designated by the Newfield Designees, to be appointed to the Encana board of directors as more fully described in the Merger Agreement.

Conditions to the Merger

The completion of the Merger is subject to various customary closing conditions, including, among other things, (i) the receipt of certain approvals of the Newfield stockholders and the Encana shareholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the effectiveness of the registration statement on Form S-4 that Encana is obligated to file with the Securities and Exchange Commission (“SEC”) in connection with the issuance of Encana common shares in the Merger, (iv) the authorization for listing of Encana common shares to be issued in the Merger on the New York Stock Exchange and the Toronto Stock Exchange, (v) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers) and compliance by each party with its covenants under the Merger Agreement in all material respects and (vi) the absence of legal restraints prohibiting or restraining the Merger.

Termination Rights

The Merger Agreement contains certain termination rights for both Newfield and Encana including, among other things: (i) by Newfield, in the event the Newfield board of directors effects a Change of Recommendation (as defined in the Merger Agreement) and substantially concurrently therewith Newfield enters into an acquisition agreement providing for a Superior Proposal (as defined in the Merger Agreement); (ii) by Encana, in the event the Encana board of directors effects a Parent Change of Recommendation (as defined in the Merger Agreement) and substantially concurrently therewith Encana enters into an acquisition agreement providing for a Parent Superior Proposal (as defined in the Merger Agreement); (iii) by Newfield or Encana, if Newfield fails to obtain the requisite approval of its stockholders necessary for the Merger; (iv) by Newfield or Encana, if Encana fails to obtain the requisite approval of its shareholders related issuance of Encana common shares in the Merger; (v) by Newfield or Encana, if the other party breaches or fails to perform any of its representations, warranties or covenants in the Merger Agreement that cannot be or is not cured in accordance with the terms of the Merger Agreement and such breach or failure to perform would cause applicable closing conditions not to be satisfied; (vi) by Newfield, in the event that the Encana board of directors makes a Parent Change of Recommendation or upon any material breach by Encana of the non-solicitation covenant (as discussed further below under “—No Solicitation”) and (vii) by Encana, in the event that the Newfield board of directors makes a Change of Recommendation or upon any material breach by Newfield of the non-solicitation covenant. If the Merger Agreement is terminated in accordance with clause (i) or clause (vii), then Newfield shall be required to pay Encana a termination fee of $150,000,000 (the “Termination Fee”) and if the Merger Agreement is terminated in accordance with clause (ii) or clause (vi), then Encana shall be required to pay Newfield a termination fee of $300,000,000 (the “Parent Termination Fee”), provided that a Termination Fee or Parent Termination Fee will only be payable in connection with a breach of the non-solicitation covenant if, after the date of the Merger Agreement but prior to the termination thereof, an acquisition proposal is made to the breaching party’s board of directors or otherwise publicly announced or known and the breaching party, among other things, enters into or consummates an alternative transaction within 12 months of termination of the Merger Agreement.  If the Merger Agreement is terminated in accordance with clauses (iii), (iv) or (v) in circumstances where the Termination Fee or Parent Termination Fee would not otherwise be payable, then Newfield or Encana, as the breaching party, shall be required to pay the non-breaching party $50,000,000 for costs fees and expenses incurred by such non-breaching party in connection with the Merger.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger has not been consummated on or prior to June 30, 2019 or if a governmental entity with a material connection to either Encana or Newfield issues a final, non-appealable order or decree permanently restraining, enjoining or prohibiting the transactions contemplated by the Merger Agreement. The parties may also mutually agree to terminate the Merger Agreement.

No Solicitation

Neither Newfield, Encana nor any of their respective affiliates is permitted, among other things, to solicit, initiate or knowingly encourage or facilitate, among other things, any inquiries, proposals or offers from any person which constitutes or may reasonably be expected to result in an Acquisition Proposal (as defined in the Merger Agreement) or engage in or participate in any discussions or negotiations regarding any such Acquisition Proposal. Notwithstanding this limitation, prior to receipt of certain approvals of a party’s shareholders, such party may, under certain circumstances, provide non-public information to and participate in discussions or negotiations with third parties with respect to certain unsolicited Acquisition Proposals that such party’s board of directors has determined in good faith, after consultation with its outside financial advisors and legal counsel, constitutes or would reasonably be expected to result in a superior proposal. Each party’s board of directors may change its recommendation to its shareholders (subject to the other party’s right to terminate the Merger Agreement following such change in recommendation) in response to an Acquisition Proposal that it has determined, after consultation with its outside financial advisors and legal counsel, constitutes a superior proposal or in response to an intervening event if, in either case, the board of directors determines in good faith that the failure to take such action would be reasonably be expected to be inconsistent with its fiduciary duties.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of Newfield and Encana to conduct their respective businesses in the ordinary course of practice consistent with past practice and to refrain from taking certain specified actions without the consent of the other party.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Newfield or Encana. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by matters disclosed in certain of Newfield’s and Encana’s filings with the SEC prior to the date of the Merger Agreement and by information in confidential Disclosure Letters provided by each of Newfield and Encana to the other in connection with the signing of the Merger Agreement. These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Newfield and Encana rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Newfield or Encana. The Merger Agreement should not be read alone, but should instead be read in conjunction with other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that the Company files or furnishes with the SEC.

Item 7.01 Regulation FD Disclosure.

On November 1, 2018, Newfield and Encana issued a joint press release (the “Press Release”) announcing the execution of the Merger Agreement and the entry into the foregoing transactions. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

On November 1, 2018, Newfield hosted a conference call with Newfield’s investors. The transcript of the call is included as Exhibit 99.3 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 and Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

In connection with the announcement of the Merger, the Company sent certain written communication to its employees and officers, which are filed as Exhibits 99.2, 99.4, 99.5, 99.6, 99.7 and 99.8.

To the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

2.1*	Merger Agreement, dated as of October 31, 2018, by and among Encana Corporation, Neapolitan Merger Corporation and Newfield Exploration Company.
99.1	Joint Press Release, dated as of October 31, 2018, announcing the execution of the Merger Agreement.
99.2	Letter from Lee Boothby, Chairman, President and CEO, dated November 1, 2018, to all employees.
99.3	Transcript of Investor Conference Call held on November 1, 2018.
99.4	Employee Frequently Asked Questions (FAQs), dated November 1, 2018.
99.5	All-Employee Meeting Talking Points, dated November 1, 2018
99.6	Field All-Employee Meeting Talking Points, dated November 1, 2018
99.7	Talking Points for Officers/Leadership Team Meeting, dated November 1, 2018
99.8	Leader Toolkit, dated November 1, 2018

* All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

* * *

Additional Information and Where You Can Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between the Company and Encana will be submitted to the respective shareholders of the Company and Encana for their consideration.

Forward-Looking Information

This communication includes certain statements that constitutes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Newfield Exploration Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Forward-Looking Information”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed transaction, Encana will file a registration on Form S-4 that will include a joint proxy statement of the Company and Encana.  The definitive joint proxy statement/prospectus will be sent to the stockholders of the Company and Encana.  Encana and the Company may also file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement and any registration statement/prospectus, as applicable, will be sent to security holders of the Company in connection with the Company’s shareholder meetings.  Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by the Company with the SEC from the SEC’s website at www.sec.gov.  Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Newfield Exploration Company, 4 Waterway Square Place, Suite 100, The Woodlands, TX 77380.  Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at http://ir.newfield.com/investor-relations.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its security holders with respect to the transaction.  Information about these persons is set forth in the Company’s proxy statement relating to its 2018 Annual Meeting of Stockholders, as filed with the SEC on March 29, 2018 and subsequent statements of changes in beneficial ownership on file with the SEC.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation

This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2018	NEWFIELD EXPLORATION COMPANY

	By:	/s/ Lee K. Boothby
Name: Lee K. Boothby
Title: Chairman, President and Chief Executive Officer